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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-96787 and 333-20963 on Forms S-8 of our reports dated September 30, 2005, (which report on the consolidated financial statements expresses an unqualified opinion and includes explanatory paragraphs relating to the restatement discussed in Note 1 and a change in method of accounting for goodwill and intangible assets; and which report on the effectiveness of the Company's internal control over financial reporting expresses a disclaimer of opinion on management's assessment of the effectiveness of the Company's internal control over financial reporting because of a scope limitation and expresses an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of material weaknesses), relating to the financial statements and financial statement schedule of Fedders Corporation and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Fedders Corporation for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey
September 30, 2005